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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8 - K

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                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): December 23, 1999

                             STC BROADCASTING, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        333-29555                                       75-2676358
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(Commission File Number)                   (I.R.S. Employer Identification No.)


         720 2nd Avenue South
        St. Petersburg, Florida                           33701
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(Address of Principal Executive Offices)               (Zip Code)



                                 (727) 821-7900
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              (Registrant's Telephone Number, Including Area Code)



         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

Sale of WROC-TV

         On March 3, 1999, the Company, STC License Company, a subsidiary of the Company, and Nexstar Broadcasting of Rochester, Inc., ("Nexstar") entered into an asset purchase agreement (the "Rochester Agreement") to sell to Nexstar the television broadcast license and operating assets of WROC-TV, Rochester, New York for approximately $46.0 million subject to adjustment for certain customary proration amounts. On April 1, 1999, the Company completed the non-license sale of WROC assets to Nexstar for $43.0 million and entered into a Time Brokerage Agreement with Nexstar under which Nexstar programmed most of the available time of WROC and retained the revenues from the sale of advertising time. On December 23, 1999, the Company completed the sale of the license assets to Nexstar. The Company will record an approximate gain of $4.5 million during the fourth quarter of 1999 on the sale of WROC-TV.

Sale of Redeemable Preferred Stock Series B

         On December 30, 1999, the Company sold to Sunrise Television Corp. ("Sunrise") 25,000 shares of Redeemable Preferred Stock Series B with an aggregate liquidation preference of $25.0 million. Each share is entitled to quarterly dividends that will accrue at a 14% rate per annum. The Company's Senior Credit Agreement and Senior Subordinated Notes prohibit the payment of cash dividends until May 31, 2002.

         The Redeemable Preferred Stock Series B is subject to mandatory redemption in whole on February 28, 2008 at a price equal to the then effective liquidation preference per share plus an amount in cash equal to all accumulated and unpaid dividends per share. Prior to February 28, 2008, the Company can redeem the Redeemable Preferred Stock Series B at the then effective liquidation preference per share plus an amount in cash equal to all accumulated and unpaid dividends per share. In the event of a Change of Control (as defined in the Certificate of Designation for the Redeemable Preferred Stock Series B), the Company must offer to purchase all outstanding shares at the then effective liquidation preference per share plus an amount in cash equal to all accumulated and unpaid dividends per share.

         With respect to dividends and distributions upon liquidation, winding-up and dissolution of the Company, the Redeemable Preferred Stock Series B ranks senior to all classes of common stock of the Company and the Redeemable Preferred Stock Series A of the Company.

         Holders of the Redeemable Preferred Stock Series B have no voting rights, except as otherwise required by law or as expressly provided in the Certificate of Designation for the Redeemable Preferred Stock Series B; however, the holders of the Redeemable Preferred Stock Series B, voting together as a single class, shall have the right to elect the lesser of two directors or 25% of the total number of directors constituting the Board of Directors of the Company upon the occurrence of certain events, including but not limited to, the failure by the Company on or after February 28, 2002, to pay cash dividends in full on the Redeemable Preferred Stock Series B for six or more quarterly dividend periods or the failure by the Company to discharge any mandatory redemption or repayment obligation with respect to the Redeemable Preferred Stock Series B or the breach or violation of



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one or more of the covenants contained in the Certificate of Designation, or the failure by the Company to repay at final stated maturity, or the acceleration of the final stated maturity of, certain indebtedness of the Company.

         The Certificate of Designation for the Redeemable Preferred Stock Series B contains covenants customary for securities comparable to the Redeemable Preferred Stock Series B, including covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends and make certain other restricted payments, to merge or consolidate with any other person or to sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. Such covenants are substantially identical to those covenants contained in the Senior Subordinated Notes.

Interest Rate Swap

         On February 9, 1999, the Company entered into a two-year interest rate swap agreement, which was extendable by either party for an additional two years, to reduce the impact of changing interest rates on $40.0 million of its floating rate borrowings from the Senior Credit Agreement. The interest rate was fixed at 5.06% plus applicable borrowing margin. Due to the issuance by the Company on December 30, 1999 of $25.0 million of Redeemable Preferred Stock Series B to Sunrise and the subsequent reduction in outstanding balances under the Senior Credit Agreement, the Company was forced to terminate the swap agreement, but simultaneously entered into a new swap agreement that fixed the interest rate on $25.0 million of its floating rate borrowings for 18 months at 5% plus the applicable borrowing margin (currently 2.125%).



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         None

(b)      Pro Forma Financial Information.

         None

(c)      Exhibits.

2.1 Asset Purchase Agreement by and among STC Broadcasting, Inc. and STC License Company and Nexstar Broadcasting of Rochester, Inc. dated March 3, 1999. (1)

3.1 Certificate of Elimination with respect to the Preferred Stock, Series B of STC Broadcasting, Inc. dated December 28, 1999. (2)

3.2 Certificate of Designation of the Powers, Preferences and Relative, Participating, Optical and Other Special Rights of Preferred Stock, Series B and Qualifications, Limitations and Restrictions thereof of STC Broadcasting, Inc. dated December 28, 1999. (2)

10.1 Fourth Amendment to the Amended and Restated Credit Agreement dated as of December 21, 1999. (2)



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10.2     Preferred Stock Purchase Agreement dated December 30, 1999 by and between Sunrise Television Corp. and STC Broadcasting, Inc. (2)

10.3 Senior Subordinated Note Purchase Agreement by and among Sunrise Television Corp. and Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P. and Chase Equity Associates, L.P. dated December 30, 1999. (2)

10.4 Stock Purchase Warrant dated December 30, 1999 for the purchase of Sunrise Television Corp. stock by Hicks, Muse, Tate & Furst Equity Fund III, L.P. by Sunrise Television Corp. (2)

10.5 Stock Purchase Warrant dated December 30, 1999 for the purchase of Sunrise Television Corp. stock by HM 3 Coinvestors, L.P. by Sunrise Television Corp. (2)

10.6 Stock Purchase Warrant dated December 30, 1999 for the purchase of Sunrise Television Corp. stock by Chase Equity Associates, L.P. by Sunrise Television Corp. (2)


(1) Incorporated by reference to the Form 10-K of STC Broadcasting, Inc. for the period January 1, 1998 to December 31, 1998.

(2)      Filed Herewith



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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             STC BROADCASTING, INC.

Date: January 6, 2000                        By: /s/ DAVID A. FITZ
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                                                     David A. Fitz
                                                     Senior Vice President and
                                                     Chief Financial Officer







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